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                                                                      EXHIBIT 21


          Pharmaceutical Product Development, Inc., and Subsidiaries
                                 Subsidiaries

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 16, 2000, are as follows:

                                                                     Jurisdiction of Incorporation
                                                                                 or
                     Name of Subsidiary                                     Organized in
     -----------------------------------------------------           -----------------------------
  1.  Applied Bioscience International Inc.                                  Delaware
  2.  PPD Development, Inc.                                                   Texas
  3.  Pharmaco International Holdings, Inc.                                  Delaware
  4.  Pharmaco Investments Inc.                                              Delaware
  5.  PPD France SNC                                                          France
  6.  PPD Scandinavia AB                                                      Sweden
  7.  PPD Canada, Ltd.                                                        Canada
  8.  PPD Do Brazil-Suporte                                                   Brazil
  9.  PPD Do Brazil-Suporte a Pesquisa, LTDA                                  Brazil
 10.  Pharmaco International Holdings GmbH                                   Germany
 11.  PPD Pharmaco GmbH                                                      Germany
 12.  PPD Poland Sp. zo.o                                                     Poland
 13.  PI Praha, s.r.o.                                                    Czech Republic
 14.  PPD Germany GmbH & Co. KG                                              Germany
 15.  Pharmaceutical Product Development (Pty) Ltd.                        South Africa
 16.  PPD Hungary R&D, Ltd.                                                  Hungary
 17.  PPD UK Holdings Ltd.                                                United Kingdom
 18.  PPD Global Ltd.                                                     United Kingdom
 19.  Leicester Clinical Research Centre, Ltd.                            United Kingdom
 20.  Chelmsford Clinical Trials Unit Ltd.                                United Kingdom
 21.  Gabbay Ltd.                                                         United Kingdom
 22.  Data Analysis & Research (DAR) Ltd.                                 United Kingdom
 23.  APBI Investor Relations Inc.                                          New Jersey
 24.  Clinix International Inc.                                              Delaware
 25.  APBI Finance Corporation                                               Delaware
 26.  PPD Pharmaco Mexico S.A. de C.V.                                        Mexico
 27.  PPD Australia Pty Limited                                             Australia
 28.  PPD Italy SRL                                                           Italy
 29.  PPD Spain, S.L.                                                         Spain
 30.  PPD Development (Thailand) Co., Ltd.                                   Thailand
 31.  Cambridge Applied Nutrition Toxicology and Bioscience Limited       United Kingdom
 32.  Clinical Technology Centre (International) Limited                  United Kingdom
 33.  Genupro, Inc.                                                       North Carolina
 34.  Belmont Research, Inc.                                              Massachusetts
 35.  PPD Discovery, Inc.                                                 North Carolina
 36.  Target Discovery, Inc.                                              North Carolina
 37.  SARCO, Inc.                                                            Delaware
 38.  PPD Virtual, Inc.                                                   North Carolina
 39.  ATP                                                                 North Carolina

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Subsidiaries 1, 34, 35 and 38 are wholly owned subsidiaries of Pharmaceutical
Product Development, Inc.

Subsidiaries 2, 17, 23, 24 and 25 are wholly owned subsidiaries of Subsidiary 1.

Subsidiaries 3, 4 and 39 are wholly owned subsidiaries of Subsidiary 2.

Subsidiary 5 is owned 99% by Subsidiary 3 and 1% by Subsidiary 23.

Subsidiaries 6, 7, 8, 10, 15, 27, 28, 29 and 30 are wholly owned subsidiaries of Subsidiary 3.

Subsidiary 9 is a wholly owned subsidiary of Subsidiary 8.

Subsidiaries 11, 12 and 13 are wholly owned subsidiaries of Subsidiary 10.

Subsidiary 14 is owned 72% by Subsidiary 10 and 28% by Subsidiary 11.

Subsidiary 16 is owned 96.7% by Subsidiary 10 and 3.3% by Subsidiary 2.

Subsidiaries 18, 19, 20, 21 and 22 are wholly owned subsidiaries of Subsidiary
17.

Subsidiaries 31 and 32 are wholly owned subsidiaries of Subsidiary 18.

Subsidiaries 36 and 37 are wholly owned subsidiaries of Subsidiary 35.

Subsidiary 26 is owned 99% by Subsidiary 3 and 1% by Subsidiary 2.

Subsidiary 33 is a wholly owned subsidiary of Subsidiary 38.